EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Dakota Growers Pasta Company, Inc.

for

$10.00 per Share in Cash

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M. MINNEAPOLIS, MINNESOTA TIME, ON APRIL 24, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the Expiration Date, which is 9:00 a.m., Minneapolis, Minnesota time, on April 24, 2007, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent.

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services	Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64854	(800) 468-9716 (phone)	161 North Concord Exchange
St. Paul, Minnesota 55164-0854	(651) 450-2452 (fax)	South St. Paul, Minnesota 55075

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Prospectus) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares to the Exchange Agent within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Dakota Growers Pasta Company, Inc., a North Dakota corporation, (“ Dakota Growers Pasta Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, $0.01 par value (the “Shares”), of Dakota Growers Pasta Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3  “Procedures for Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered in the Offer:		Name(s) of Record Holder(s)

Certificate No.(s) (if available):		(please print)

Address(es):

☐	Check if securities will be tendered by
	book-entry transfer.	(Zip Code)

Name of Tendering Institution:		Area Code and Telephone No.(s):

Account No.:		Signature(s):
Dated:	, 2007

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
Address:	(Authorized Signature)

(Zip Code)	Title:
Name:
Area Code and Telephone Number:	(Please Type or Print)
	Dated:	, 2007

NOTE:                      DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.